Exhibit 99.1

         Arbor Realty Trust Reports Record Third Quarter 2004 Results

     - Net income of $7.6 million, increase of 32% from 2Q04

     - Net income of $0.48 per basic share; $0.47 per diluted share

     - New loan/investment originations of $165 million

     - Total loans/investments of $791 million at end of 3Q04, up 19% from June 30, 2004

     - Declared quarterly dividend of $0.43 per share

    UNIONDALE, N.Y., Oct. 28 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets, today announced financial results for the quarter ended September 30, 2004. Arbor reported net income for the quarter ended September 30, 2004 of $7.6 million, or $0.48 per basic common share and $0.47 per diluted common share, compared to net income for the quarter ended June 30, 2004 of $5.8 million, or $0.39 per basis common share or $0.38 per diluted share. For the nine months ended September 30, 2004, net income totaled $16.5 million, or $1.28 per basic common share and $1.25 per diluted common share.
    "Once again, we are pleased to report on the successful implementation of our strategy to grow our portfolio and earnings," said Ivan Kaufman, Chairman and Chief Executive Officer of Arbor Realty Trust. "The growth of our portfolio illustrates the success we have had in deploying the funds from April's IPO. The record earnings we achieved represent our ongoing commitment to enhance shareholder value through strong financial performance."
    Kaufman added, "During the quarter, we originated eight loans and investments totaling $165 million. We continue to assess market conditions and focus on opportunities to optimize our capital structure. We believe the level of originations this quarter reflects our goal of strategically enhancing shareholder value. Our pipeline remains strong and we continue to see significant opportunity to further augment the portfolio."
    Total revenues for the quarter ended September 30, 2004 were $16.9 million, of which $16.5 million was from the loan and investment portfolio. This is an increase of 41% from the previous quarter. The balance in the loan and investment portfolio increased to $791 million by quarter end, up from $664 million as of June 30, 2004. The average balance of the loan and investment portfolio was $754 million during the third quarter and the average yield on these assets was 8.55%.
    As of September 30, Arbor had six loans and investments with equity participation interests, referred to as equity kickers. These equity kickers have the potential to generate additional revenues to the Company as a result of excess cash flows being distributed and/or as appreciated properties are sold or refinanced. In the third quarter, one such investment, Prime Retail, Inc., made a distribution reflecting excess cashflows generated through September 30, 2004. Arbor's portion of this distribution was $667,000 and was recorded as interest income in the third quarter 2004.
    In addition, Arbor invested in mortgage-backed securities, which had a weighted average balance of $52.6 million for the third quarter with an average yield of 2.80%. These assets were financed by borrowings with a weighted average balance of $50.2 million and an average cost of 1.65%.
    Interest expense for the quarter was $5.6 million, an increase of 69% from the previous quarter, of which $5.4 million was from the debt financing of the loan and investment portfolio. This growth reflects increased leverage during the quarter. The average balance of debt financing on the loan and investment portfolio was $462 million during the quarter and the average cost of these borrowings was 4.55%.
    The management fee for the quarter included $499,000 of incentive compensation to the manager. This fee represents 25% of the amount by which the earnings for the last twelve months exceeded a 9.5% return on equity threshold, as described in the Management Agreement with the manager. The manager intends to exercise its option to receive the entire amount of its fee in Arbor common stock.

    Financing Activity
    Arbor maintains four financing facilities for its loan and investment portfolio with total capacity of $750 million. Outstanding balances under these facilities totaled $561 million as of September 30, 2004.
    While it is anticipated that capacity within these financing facilities is adequate to support continued growth in the portfolio, Arbor continues to explore additional financing alternatives to maximize shareholder returns. As previously announced, Arbor recently hired an executive to oversee the completion and management of a collateralized debt obligation (CDO) issuance, which is anticipated to be executed over the next several months. In addition, the Company continues to explore other opportunities to obtain unsecured financing.

    Common Stock
    As part of the July 1, 2003 formation transactions of Arbor and the related private placement, Arbor issued warrants for 1,610,000 shares of stock and 629,345 operating partnership units, exercisable at $15.00 per share or operating partnership unit. In July 2004, such warrants became exercisable. Through October 15, 2004, a total of 1,236,357 warrants were exercised, generating $11.7 million in new capital. In addition, all of the operating partnership unit warrants were exercised by the manager, generating $9.4 million in new capital. A schedule summarizing the warrant activity to date is attached to this press release.

    Portfolio Activity
    During the second quarter, eight new loans totaling $165 million were originated, of which $149 million was funded in the quarter. Of the amount funded, $13 million was participated out to other parties. Participations are being used on certain transactions to manage credit exposure and optimize usage of capital. Of the new loans, five were mezzanine loans totaling $121 million and three were bridge loans totaling $44 million. In addition to the new loans, additional fundings of $8.7 million were made on commitments issued in prior quarters. During the quarter, loan payoffs and pay downs aggregated $17.4 million.
    At September 30, 2004, the loan and investment portfolio balance was $791 million, with a weighted average current interest pay rate of 7.49%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $514 million, with a weighted average funding cost of 3.84%. These balances constitute an advance rate of approximately 65% as of September 30, 2004.
    The loan and investment portfolio continues to perform according to expectations and there have been no defaults. Arbor continues to seek loans and investments that will generate superior risk adjusted returns with a long-term objective of capital preservation and earnings stability in varying interest rate and credit cycles.

    Dividend
    As previously disclosed on September 30, 2004, a dividend of $0.43 per share for the quarter ended September 30, 2004 will be paid on October 29, 2004 to stockholders of record on October 15, 2004.

    Earnings Conference Call
    Management will host a conference call on Friday, October 29, 2004 at 10:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (888) 560-1989 for domestic callers and (973) 582-2830 for international callers. The participant passcode for both is 5270702.
    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through November 26, 2004. In addition, a telephonic replay of the call will be available until November 12, 2004.
The replay dial-in number is (877) 519-4471 for domestic callers and (973) 341-3080. Please use passcode: 5270702.

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed from time to time in the Arbor's periodic and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.


                           Arbor Realty Trust, Inc.

                         Consolidated Balance Sheets

                   September 30, 2004 and December 31, 2003

                                                  30-Sep-04        31-Dec-03
    Assets                                       (unaudited)

      Cash                                       $16,650,785       $6,115,525
      Loans and investments, net                 766,902,095      286,036,610
      Related party loans, net                    24,353,569       35,940,881
      Available-for-sale securities,
       at fair value                              49,897,181               --
      Investment in equity affiliates              8,439,417        5,917,542
      Other assets                                11,738,861        4,153,874

            Total assets                        $877,981,908     $338,164,432


    Liabilities and stockholders' equity

      Notes payable and repurchase agreements   $561,379,488     $172,528,471
      Dividends payable                            8,660,551               --
      Due to borrowers                             7,088,108        8,409,945
      Other liabilities                            4,933,773        2,478,300

            Total liabilities                    582,061,920      183,416,716

    Minority interest                             48,575,265       43,631,602

    Stockholders' Equity:
      Preferred stock, $0.01 par value:
       100,000,000 shares authorized;
         3,146,724 shares issued and
          outstanding                                 31,467           31,467
      Common stock, $0.01 par value:
       500,000,000 shares authorized;
         16,022,516 and 8,199,567 shares
          issued and outstanding as of
         September 30, 2004 and December
          31, 2003, respectively                     160,225           81,996
      Additional paid - in capital               247,968,777      112,215,649
      Retained (distributions in excess
       of) earnings                                  258,703         (691,865)
      Deferred compensation                         (228,324)        (521,133)
      Accumulated other comprehensive loss          (846,125)              --

    Total stockholders' equity                   247,344,723      111,116,114

            Total liabilities and
             stockholders' equity               $877,981,908     $338,164,432


                           Arbor Realty Trust, Inc.

                     Consolidated Statement of Operations

                                        Three Months  Nine Months Three Months
                                           Ended        Ended        Ended
                                          30-Sep-04    30-Sep-04   30-Sep-03
                                         (unaudited)  (unaudited) (unaudited)
    Revenue
       Interest income                   $16,843,068  $36,945,809  $4,669,990
       Other income                            9,098       35,629         500

            Total revenue                 16,852,166   36,981,438   4,670,490

    Expenses
       Interest expense                    5,592,059   11,526,496     721,854
       Employee compensation and benefits    448,564    1,679,007     446,845
       Stock-based compensation               49,792      256,799   1,587,674
       Selling and administrative            544,575    1,155,729     133,304
       Management fee                      1,058,845    1,892,902     293,501

            Total expenses                 7,693,835   16,510,933   3,183,178

            Income before minority
             interest                      9,158,331   20,470,505   1,487,312

            Income allocated to minority
             interest                      1,524,359    3,952,258     412,557

       Net income                         $7,633,972  $16,518,247  $1,074,755

       Weighted average common shares
        outstanding
            Basic                         15,775,029   12,951,875   8,199,567
            Diluted                       19,344,325   16,414,387  11,346,291


       Earnings per common share
           Basic                               $0.48        $1.28       $0.13
           Diluted                             $0.47        $1.25       $0.13


                           Arbor Realty Trust, Inc.

                        Schedule of Warrant Exercises

                                           July 1 -    Oct. 1 -
                                           Sept. 30    Oct. 15      To Date

    Common Stock

        Warrants exercised

           Cash exercise                     439,430     341,265      780,695

           Cashless exercise                 452,529       3,333      455,862

           Total warrants exercised          891,959     344,598    1,236,557


        Common stock issued

           Cash exercise                     439,430     341,265      780,695

           Cashless exercise                 111,720         966      112,686

           Total shares issued               551,150     342,231      893,381


        Funds received                    $6,591,450  $5,118,975  $11,710,425


     Operating Partnership Units

        Warrants exercised for cash              --      629,345      629,345

        Operating Partnership Units issued       --      629,345      629,345

        Funds Received                          $-    $9,440,175   $9,440,175

     Contacts:                              Investors:
     Arbor Realty Trust, Inc.               Stephanie Carrington/ Denise Roche
     Rick Herbst, Chief Financial Officer   The Ruth Group
     516-832-7408                           646-536-7017 / 7008
     rick.herbst@thearbornet.com            scarrington@theruthgroup.com
                                            droche@theruthgroup.com

     Media:
     Bonnie Habyan, VP of Marketing
     516-229-6615
     bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             10/28/2004
    /CONTACT: Rick Herbst, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7408, rick.herbst@thearbornet.com; Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc.; Media: Bonnie Habyan, VP of Marketing of Arbor Realty Trust, Inc., +1-516-229-6615 /
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)

CO:  Arbor Realty Trust, Inc.
ST:  New York
IN:  RLT FIN
SU:  ERN DIV CCA